REVOLVING CREDIT NOTE
$34,000,000    Date: December 11, 2013
This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of April 21, 2011 (as amended, restated, supplemented or modified from time to time, the "Loan Agreement") by and among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (“Tecumseh Products”), TECUMSEH PRODUCTS OF CANADA, LIMITED, a Canadian corporation (“Tecumseh Products Canada”), TECUMSEH COMPRESSOR COMPANY, a Delaware corporation (“Tecumseh Compressor”), and EVERGY, INC., a Delaware corporation (“Evergy”) (Tecumseh Products, Tecumseh Products Canada, Tecumseh Compressor, and Evergy, are each a "Borrower" and jointly and severally, "Borrowers"), each with a place of business at 5683 Hines Drive, Ann Arbor, Michigan 48108, and PNC BANK, NATIONAL ASSOCIATION ("PNC"), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC, collectively, "Lenders") and PNC as agent for Lenders (in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.
FOR VALUE RECEIVED, Borrowers hereby jointly and severally promise to pay to the order of PNC, at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrowers in writing:
(i)the principal sum of $34,000,000 or, if different, from such amount, the unpaid principal balance of PNC's Revolving Commitment Percentage of the Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and
(ii)    interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the discretion of Required Lenders, interest shall be payable at the Default Rate.
This Note is one of the notes referred to in the Loan Agreement as the Revolving Credit Note and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.
This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.
If an Event of Default under Section 10.7 or 10.8 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.
This Note amends and restates and is in substitution and exchange for the $45,000,000 Revolving Credit Note dated April 21, 2011 (the "Old Note"). This Note is not a novation of the Old Note and does not pay, terminate, extinguish, or discharge the undersigned's indebtedness evidenced by the Old Note. All indebtedness evidenced by the Old Note continues under and is evidenced and governed by this Note. Any reference to the Old Note in any other document is to be treated as a reference to this Note.
This Note shall be construed and enforced in accordance with the laws of the State of Michigan.

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Borrowers expressly waive any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.
TECUMSEH PRODUCTS COMPANY
TECUMSEH COMPRESSOR COMPANY
TECUMSEH PRODUCTS OF CANADA, LIMITED
EVERGY, INC.

By:	/s/ Janice E. Stipp
Janice E. Stipp, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO REVOLVING CREDIT NOTE